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                                  EXHIBIT N-11

                   MARKET SHARE FOR GAS COMPANIES IN THE U.S.

                                                            Number of        Portion of Market
                                   Illinova's  Illinova's    Larger       Served by Illinova and
Parameter            Units         Statistics    Share      Companies        Larger Companies
-------------------------------------------------------------------------------------------------
Customers          thousands          401         0.7%         40                  87.6%
Assets            $ millions          712         0.6%         44                  92.0%
Revenues          $ millions          466         0.8%         39                  85.5%

               COMPARISON OF ILLINOVA CORP. TO LARGE GAS UTILITIES

                              Number of Utilities        Average Size
                              Necessary for 50% of         of These     Ratio of These Utilities
Parameter           Units             U.S.                Utilities           to Illinova
------------------------------------------------------------------------------------------------
Customers          thousands           13                   2,212                  6
Assets            $ millions           12                   5,388                  8
Revenues          $ millions           15                   2,035                  4

                              Number of Utilities        Average Size
                              Necessary for 80% of         of These     Ratio of These Utilities
Parameter           Units             U.S.                Utilities           to Illinova
------------------------------------------------------------------------------------------------
Customers          thousands          32                    1,416                  4
Assets            $ millions          30                    3,390                  5
Revenues          $ millions          34                    1,387                  3

Source: 2001 RDI Data

                                  EXHIBIT N-11

               MARKET SHARE FOR GAS COMPANIES IN THE UNITED STATES
                          COMPANIES SORTED BY CUSTOMERS

                                             Customers                  Share of     Cumulative
            Holding Company                 (thousands)        Rank       Total         Share
-----------------------------------------------------------------------------------------------
Sempra Energy                                   5,817            1        10.3%         10.3%
PG&E Corp                                       3,889            2         6.9%         17.2%
NiSource Inc                                    2,507            3         4.4%         21.6%
KeySpan Energy                                  2,363            4         4.2%         25.8%
Nicor, Inc.                                     1,859            5         3.3%         29.1%
Public Service Enterprise Group, Inc.           1,666            6         3.0%         32.1%
Xcel Energy, Inc.                               1,657            7         2.9%         35.0%
CMS Energy Corp.                                1,614            8         2.9%         37.9%
Atmos Energy Corp.                              1,567            9         2.8%         40.6%
Reliant Resources Inc.                          1,499           10         2.7%         43.3%
Southern Union Co.                              1,464           11         2.6%         45.9%
TXU Corporation                                 1,434           12         2.5%         48.4%
CenterPoint Energy Inc.                         1,425           13         2.5%         51.0%
Oneok Inc                                       1,398           14         2.5%         53.4%
Southwest Gas Corp.                             1,349           15         2.4%         55.8%
DTE Energy Co.                                  1,185           16         2.1%         57.9%
Consolidated Edison, Inc.                       1,140           17         2.0%         59.9%
Dominion                                        1,089           18         1.9%         61.9%
Peoples Energy Corp.                              975           19         1.7%         63.6%
Wisconsin Energy Corp.                            955           20         1.7%         65.3%
Vectren Corp.                                     942           21         1.7%         67.0%
Energy East Corp.                                 835           22         1.5%         68.4%
WGL Holdings, Inc.                                760           23         1.3%         69.8%
Aquila, Inc                                       754           24         1.3%         71.1%
Questar Corp.                                     733           25         1.3%         72.4%
Piedmont Natural Gas Co., Inc.                    706           26         1.3%         73.7%
National Fuel Gas Co.                             679           27         1.2%         74.9%
MidAmerican Energy Holdings Co.                   649           28         1.2%         76.0%
Laclede Group, The                                636           29         1.1%         77.1%
SCANA Corp.                                       630           30         1.1%         78.3%
Puget Energy, Inc.                                598           31         1.1%         79.3%
NW Natural (Northwest Natural Gas Co.)            533           32         0.9%         80.3%
National Grid Group Plc                           514           33         0.9%         81.2%
Ameren Corp.                                      508           34         0.9%         82.1%
Constellation Energy Group, Inc.                  482           35         0.9%         82.9%
Cinergy Corp.                                     472           36         0.8%         83.8%
Energen Corp.                                     463           37         0.8%         84.6%
PNM Resources                                     442           38         0.8%         85.4%
Exelon Corp.                                      438           39         0.8%         86.1%
New Jersey Resources Corp.                        410           40         0.7%         86.9%
DYNEGY, INC.                                      401           41         0.7%         87.6%

Everyone else combined                          7,009

Total                                          56,447

Source: 2001 RDI Data

                                  EXHIBIT N-11

               MARKET SHARE FOR GAS COMPANIES IN THE UNITED STATES
                           COMPANIES SORTED BY REVENUE

                                                 Revenue               Share of    Cumulative
            Holding Company                  (millions of $)   Rank      Total       Share
---------------------------------------------------------------------------------------------
Sempra Energy                                     3,707          1        6.3%         6.3%
KeySpan Energy                                    3,319          2        5.7%        12.0%
NiSource Inc                                      3,142          3        5.4%        17.3%
PG&E Corp                                         3,094          4        5.3%        22.6%
Nicor, Inc.                                       1,898          5        3.2%        25.8%
Xcel Energy, Inc.                                 1,885          6        3.2%        29.0%
Atmos Energy Corp.                                1,712          7        2.9%        32.0%
CenterPoint Energy Inc.                           1,705          8        2.9%        34.9%
Southern Union Co.                                1,561          9        2.7%        37.5%
Public Service Enterprise Group, Inc.             1,551         10        2.6%        40.2%
Dominion                                          1,495         11        2.5%        42.7%
Consolidated Edison, Inc.                         1,455         12        2.5%        45.2%
Peoples Energy Corp.                              1,384         13        2.4%        47.6%
Oneok Inc                                         1,339         14        2.3%        49.8%
CMS Energy Corp.                                  1,281         15        2.2%        52.0%
Energy East Corp.                                 1,157         16        2.0%        54.0%
TXU Corporation                                   1,138         17        1.9%        55.9%
Southwest Gas Corp.                               1,136         18        1.9%        57.9%
Vectren Corp.                                     1,040         19        1.8%        59.6%
Reliant Resources Inc.                            1,039         20        1.8%        61.4%
Puget Energy, Inc.                                  991         21        1.7%        63.1%
National Fuel Gas Co.                               979         22        1.7%        64.8%
Wisconsin Energy Corp.                              976         23        1.7%        66.4%
DTE Energy Co.                                      971         24        1.7%        68.1%
Aquila, Inc                                         869         25        1.5%        69.6%
Piedmont Natural Gas Co., Inc.                      859         26        1.5%        71.0%
WGL Holdings, Inc.                                  832         27        1.4%        72.4%
Laclede Group, The                                  798         28        1.4%        73.8%
SCANA Corp.                                         759         29        1.3%        75.1%
Questar Corp.                                       674         30        1.1%        76.2%
National Grid Group Plc                             638         31        1.1%        77.3%
NW Natural (Northwest Natural Gas Co.)              605         32        1.0%        78.4%
Exelon Corp.                                        590         33        1.0%        79.4%
MidAmerican Energy Holdings Co.                     587         34        1.0%        80.4%
Ameren Corp.                                        585         35        1.0%        81.4%
Constellation Energy Group, Inc.                    507         36        0.9%        82.2%
New Jersey Resources Corp.                          497         37        0.8%        83.1%
Energen Corp.                                       492         38        0.8%        83.9%
Alliant Energy Corp.                                488         39        0.8%        84.7%
DYNEGY, INC.                                        466         40        0.8%        85.5%

Everyone else combined                            8,491                  14.5%       100.0%

Total                                            58,692

Source: 2001 RDI Data

                                  EXHIBIT N-11

               MARKET SHARE FOR GAS COMPANIES IN THE UNITED STATES
                           COMPANIES SORTED BY ASSETS

                                               Assets                  Share of     Cumulative
            Holding Company               (millions of $)     Rank      Total          Share
----------------------------------------------------------------------------------------------
NiSource Inc                                   10,273           1        8.1%           8.1%
PG&E Corp                                       8,313           2        6.6%          14.7%
Sempra Energy                                   7,190           3        5.7%          20.4%
KeySpan Energy                                  6,670           4        5.3%          25.7%
CMS Energy Corp.                                5,562           5        4.4%          30.1%
Dominion                                        4,932           6        3.9%          34.0%
MidAmerican Energy Holdings Co.                 4,696           7        3.7%          37.7%
Kinder Morgan, Inc.                             4,615           8        3.7%          41.3%
Nicor, Inc.                                     3,357           9        2.7%          44.0%
Public Service Enterprise Group, Inc.           3,285          10        2.6%          46.6%
AGL Resources, Inc.                             2,891          11        2.3%          48.9%
DTE Energy Co.                                  2,872          12        2.3%          51.2%
Atmos Energy Corp.                              2,823          13        2.2%          53.4%
National Fuel Gas Co.                           2,718          14        2.2%          55.5%
CenterPoint Energy Inc.                         2,603          15        2.1%          57.6%
TXU Corporation                                 2,515          16        2.0%          59.6%
Peoples Energy Corp.                            2,413          17        1.9%          61.5%
Consolidated Edison, Inc.                       2,403          18        1.9%          63.4%
Xcel Energy, Inc.                               2,370          19        1.9%          65.3%
WGL Holdings, Inc.                              2,326          20        1.8%          67.1%
Energy East Corp.                               2,314          21        1.8%          68.9%
Piedmont Natural Gas Co., Inc.                  1,991          22        1.6%          70.5%
Oneok Inc                                       1,955          23        1.5%          72.1%
Aquila, Inc                                     1,799          24        1.4%          73.5%
SCANA Corp.                                     1,534          25        1.2%          74.7%
Puget Energy, Inc.                              1,518          26        1.2%          75.9%
Wisconsin Energy Corp.                          1,502          27        1.2%          77.1%
Southern Union Co.                              1,483          28        1.2%          78.3%
NW Natural (Northwest Natural Gas Co.)          1,434          29        1.1%          79.4%
National Grid Group Plc                         1,346          30        1.1%          80.5%
Vectren Corp.                                   1,328          31        1.1%          81.5%
Exelon Corp.                                    1,281          32        1.0%          82.5%
Ameren Corp.                                    1,207          33        1.0%          83.5%
Southwest Gas Corp.                             1,198          34        0.9%          84.4%
Reliant Resources Inc.                          1,022          35        0.8%          85.2%
Constellation Energy Group, Inc.                1,014          36        0.8%          86.0%
New Jersey Resources Corp.                        950          37        0.8%          86.8%
Laclede Group, The                                943          38        0.7%          87.5%
Equitable Resources, Inc.                         926          39        0.7%          88.3%
Cinergy Corp.                                     924          40        0.7%          89.0%
South Jersey Industries, Inc.                     801          41        0.6%          89.6%
NUI Corp.                                         791          42        0.6%          90.3%
SEMCO Energy, Inc.                                780          43        0.6%          90.9%
UGI Corp.                                         737          44        0.6%          91.5%
DYNEGY, INC.                                      712          45        0.6%          92.0%
Everyone else combined                         10,068

Total                                         126,386

Source: 2001 RDI Data